   As filed with the Securities and Exchange Commission on September 28, 2004

                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            -------------------------

                               THE ANDERSONS, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

                 Ohio                                           34-1562374
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                       Identification Number)

       480 West Dussel Drive,
            Maumee, Ohio                                        43537
(Address of Principal Executive Offices)                      (Zip Code)

                            -------------------------

                               THE ANDERSONS, INC.
                        2004 EMPLOYEE SHARE PURCHASE PLAN
                            (Full title of the plans)

                               Beverly J. McBride
                               The Andersons, Inc.
                              480 West Dussel Drive
                               Maumee, Ohio 43537
                     (Name and address of agent for service)

                                 (419) 893-5050
          (Telephone number, including area code, of agent for service)
                           --------------------------


                         CALCULATION OF REGISTRATION FEE

    Title of           Proposed maximum        Proposed maximum               Amount of
 securities to           Amount to be             price per                   aggregate          registration
be registered             registered              share (1)               offering price (1)          fee

Common Shares,
no par value            300,000 shares           $   20.795                $   6,238,500         $    790.42

(1) Computed on the basis of the price at which stock of the same class was sold on September 23, 2004 pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Company under the Securities and Exchange Act of 1934, as amended are incorporated herein by reference to this Registration Statement.
--  Annual Report on Form 10-K for the year ended December 31, 2003;
-- Quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004; and
-- The description of the Company's Common Shares contained in Item 1 of the Company's registration statement on Form 8-A filed with the Commission on October 19, 1995.

         All other reports filed by the company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of such fiscal year are also incorporated by reference. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number   Description of Document

4                The Andersons, Inc. 2004 Employee Share Purchase Plan (incorporated by reference from Appendix B to the
                 Proxy Statement for the Annual Meeting of Shareholders held on May 13, 2004)





5.1              Opinion of Beverly J. McBride with respect to the legality of certain shares of the Common Stock being registered
23.1             Consent of Independent Registered Public Accounting Firm
23.2             Consent of Beverly J. McBride (included in opinion filed as Exhibit 5.1)
24.1             Power of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on September 28, 2004.

                                     THE ANDERSONS, INC.

                                     By: /s/Michael J. Anderson
                                     Its: President and CEO

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature                                   Title                                            Date

/s/Richard P. Anderson*
---------------------------
Richard P. Anderson                 Chairman of the Board, Director                     September 28, 2004

/s/Michael J. Anderson
---------------------------
Michael J. Anderson                 Chief Executive Officer, President, Director
                                    (Principal Executive Officer)                       September 28, 2004

/s/Thomas H. Anderson*
---------------------------
Thomas H. Anderson                  Chairman Emeritus, Director                         September 28, 2004

/s/Gary L. Smith*
---------------------------
Gary L. Smith                       Vice President, Finance and Treasurer
                                    (Principal Financial Officer)                       September 28, 2004

/s/Richard R. George*
---------------------------
Richard R. George                   Vice President, Controller and CIO
                                    (Principal Accounting Officer)                      September 28, 2004

/s/John F. Barrett*
---------------------------
John F. Barrett                     Director                                            September 28, 2004

/s/Paul M. Kraus*
---------------------------
Paul M. Kraus                       Director                                            September 28, 2004

/s/Donald L. Mennel*
---------------------------
Donald L. Mennel                    Director                                            September 28, 2004


/s/David L. Nichols*
---------------------------
David L. Nichols                    Director                                             September 28, 2004

/s/Sidney A. Ribeau*
---------------------------
Dr. Sidney A. Ribeau                Director                                             September 28, 2004

/s/Charles A. Sullivan*
---------------------------
Charles A. Sullivan                 Director                                             September 28, 2004

/s/Jacqueline F. Woods*
---------------------------
Jacqueline F. Woods                 Director                                             September 28, 2004

* By /s/Michael J. Anderson                                                             September 28, 2004
  --------------------------
  Attorney-in-fact